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                                                                  Exhibit (k)(4)

                         SHAREHOLDER SERVICING AGREEMENT

            SHAREHOLDER SERVICING AGREEMENT (the "Agreement"), dated as of September , 2003, between Eaton Vance Management ("Eaton Vance") and UBS Securities LLC ("UBS Securities").

            WHEREAS, Eaton Vance Tax-Advantaged Dividend Income Fund (the "Fund") is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of beneficial interest are registered under the Securities Act of 1933, as amended; and

            WHEREAS, Eaton Vance is the investment adviser and the administrator of the Fund; and

            WHEREAS, Eaton Vance desires to retain UBS Securities to provide shareholder servicing and market information with respect to the Fund, and UBS Securities is willing to render such services;

            NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

      1. Eaton Vance hereby employs UBS Securities, for the period and on the terms and conditions set forth herein, to provide the following services:

            (a) Undertake to make available public information pertaining to the Fund on an ongoing basis and to communicate to investors and prospective investors the Fund's features and benefits (including periodic seminars or conference calls, responses to questions from current or prospective shareholders and specific shareholder contact where appropriate);

            (b) Make available to investors and prospective investors market price, net asset value, yield and other information regarding the Fund, if reasonably obtainable, for the purpose of maintaining the visibility of the Fund in the investor community;

            (c) At the request of Eaton Vance or the Fund, provide certain economic research and statistical information and reports, if reasonably obtainable, on behalf of Eaton Vance or the Fund and consult with representatives of Eaton Vance and/or Trustees of the Fund in connection therewith, which information and reports shall include: (i) statistical and financial market information with respect to the Fund's market performance; and (ii) comparative information regarding the Fund and other closed-end management investment companies with respect to (x) the net asset value of their respective shares,
                  (y) the respective market performance of
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                  the Fund and such other companies, and (z) other relevant
                  performance indicators;

            (d) At the request of Eaton Vance or the Fund, provide information to and consult with Eaton Vance and/or the Board of Trustees of the Fund with respect to applicable strategies designed to address market value discounts, which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Fund, conversion of the Fund to an open-end investment company, liquidation or merger; including providing information concerning the use and impact of the above strategic alternatives by other market participants;

            (e) At the request of Eaton Vance or the Fund, UBS Securities shall limit or cease any action or service provided hereunder to the extent and for the time period requested by Eaton Vance or the Fund; provided, however, that pending termination of this Agreement as provided for is Section 5 hereof, any such limitation or cessation shall not relieve Eaton Vance of its payment obligations pursuant to Section 2 hereof; and

            (f) UBS Securities will promptly notify Eaton Vance or the Fund, as the case may be, if it learns of any material inaccuracy or misstatement in, or material omission from, any written information provided by UBS Securities to Eaton Vance or the Fund in connection with the performance of services by UBS Securities under this Agreement.

      2. Eaton Vance will pay UBS Securities a fee computed daily and payable quarterly at an annualized rate of 0.10% of the average daily gross assets of the Fund; provided, however, that the fee payable hereunder by Eaton Vance to UBS Securities shall be reduced for the duration of any period during which Eaton Vance voluntarily agrees to reduce or limit the management fee payable to it by the Fund under any management contract with the Fund from time-to-time in effect (provided, however, that the fee payable by Eaton Vance shall not be reduced in connection with any contractual fee waiver or expense reimbursement, which is disclosed in the prospectus of the
            Fund). The reduced fee payable hereunder during any such period shall be the percentage of the usual fee payable hereunder equal to the percentage of the usual management fee received by Eaton Vance after giving effect to the fee waiver or limitation (i.e., if the management fee is effectively reduced by 40% the fee hereunder also shall be reduced by 40%); provided further, that under no circumstances shall the fee hereunder be reduced to less than zero for any period.

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      3.    Eaton Vance acknowledges that the shareholder services of UBS
            Securities provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of UBS Securities, and UBS Securities is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

      4. Nothing herein shall be construed as prohibiting UBS Securities or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as UBS Securities' services to Eaton Vance and the Fund are not impaired thereby.

      5. The term of this Agreement shall commence upon the date referred to above and will continue coterminously with and so long as the Investment Advisory Agreement, dated August 11, 2003, remains in effect between the Fund and Eaton Vance or any successor in interest or affiliate of Eaton Vance, as, and to the extent, that such Investment Advisory Agreement is renewed periodically in accordance with the 1940 Act.

      6. Eaton Vance will furnish UBS Securities with such information as UBS Securities believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). Eaton Vance recognizes and confirms that UBS Securities (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of Eaton Vance's knowledge, the Information to be furnished by Eaton Vance when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Eaton Vance will promptly notify UBS Securities if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to UBS Securities.

      7. It is understood that UBS Securities is being engaged hereunder solely to provide the services described above to Eaton Vance and to the Fund and that UBS Securities is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund, the current or future shareholders of the Fund or any other third party in

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            connection with its engagement hereunder, all of which are hereby expressly waived.

      8. Eaton Vance agrees that UBS Securities shall have no liability to Eaton Vance or the Fund for any act or omission to act by UBS Securities in the course of its performance under this Agreement, in the absence of bad faith, gross negligence or willful misconduct on the part of UBS Securities. Eaton Vance agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

      9. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY THEREIN AND WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

      10. EACH OF EATON VANCE AND UBS SECURITIES AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF UBS SECURITIES' ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EATON VANCE AND UBS SECURITIES EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF EATON VANCE AND UBS SECURITIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      11. Eaton Vance and UBS Securities each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

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            This Agreement may not be assigned by either party without the prior written consent of the other party.

      12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both UBS Securities and Eaton Vance.

      13. All notices required or permitted to be sent under this Agreement shall be sent, if to Eaton Vance:

                        Eaton Vance Corporation
                        255 State Street
                        Boston, MA 02109

                        Attention: Chief Legal Officer

            or if to UBS Securities:

                        UBS Securities LLC
                        299 Park Avenue
                        New York, New York 10171

                        Attention: Syndicate Department

            or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

      14. This Agreement may be exercised on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      15. A copy of the Agreement and Declaration of Trust of Eaton Vance is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Trustees of Eaton Vance as Trustees and not individually and that the obligations or arising out of this Agreement are not binding upon any of

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            the Trustees or beneficiaries individually but are binding only upon the assets and properties of Eaton Vance.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholder Servicing Agreement as of the date first above written.

                                             EATON VANCE MANAGEMENT



                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                             UBS SECURITIES LLC



                                             By:
                                                --------------------------------
                                             Name: Oscar Junquera
                                             Title: Managing Director



                                             By:
                                                --------------------------------
                                             Name: Todd A. Reit
                                             Title: Executive Director



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
                  UBS Securities LLC Indemnification Agreement

                                                                September , 2003


UBS Securities LLC
299 Park Avenue
New York, New York 10171

            In connection with the engagement of UBS Securities LLC ("UBS Securities") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Agreement dated September , 2003 between the Company and UBS Securities (the "Agreement"), in the event that UBS Securities becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold UBS Securities harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of UBS Securities. In addition, in the event that UBS Securities becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse UBS Securities for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS Securities in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and UBS Securities, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be

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deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which UBS Securities has been retained to perform financial services bears to the fees paid to UBS Securities under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that UBS Securities is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Securities pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Securities, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS Securities is an actual or potential party to such Proceeding, without UBS Securities' prior written consent. For purposes of this Indemnification Agreement, UBS Securities shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS Securities or any of its affiliates, their respective officers current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

            The Company agrees that neither UBS Securities nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS Securities' engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of UBS Securities in performing the services that are the subject of the Agreement.

            THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS SECURITIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE

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COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT
IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY AND THIRD PARTY AGAINST UBS SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF UBS SECURITIES AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO
THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON
THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

            The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS Securities' engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                          Very truly yours,

                                          EATON VANCE MANAGEMENT

                                          By:
                                                --------------------------------
                                                Name:
                                                Title

Accepted and agreed to as of
the date first above written:

UBS SECURITIES LLC

By:
     -------------------------------
     Name:  Oscar Junquera
     Title:  Managing Director

By:
     -------------------------------
     Name:  Todd A. Reit
     Title:  Executive Director


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